UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):     June 5, 2006


                              Pacific State Bancorp
             (Exact name of registrant as specified in its charter)


          California                   0-49892                61-1407606
(State or other jurisdiction         (Commission             (IRS Employer
       of incorporation)             File Number)          Identification No.)


             1899 W. March Lane
             Stockton, California                                95207
   (Address of principal executive offices)                    (Zip Code)


       Registrant's telephone number, including area code: (209) 870-3200


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On June 5, 2006, Mr. Russell Munson became a director of the Registrant and of its wholly-owned subsidiary Pacific State Bank (the "Bank") by votes of their boards of directors taken at meetings held May 18, 2006. As conditions to be satisfied before Mr. Munson's election to Registrant's board of directors could be effective, the board stipulated (1) the satisfactory completion of normal background checks, (2) the completion of the unregistered sale to Mr. Munson of 13,434 shares of Registrant's common stock (the "Shares") at the Nasdaq(TM) closing price per share on May 18, 2006, and (3) Mr. Munson's subscription to the oath of office required of all directors of the Bank pursuant to California law. The Shares constitute less than one percent of Registrant's 3,554,174 outstanding shares as reported in Registrant's Form 10-Q for the quarter ended March 31, 2006. The price paid for the Shares by Mr. Munson was $250,006.74. Mr. Munson has also been appointed to the Bank's Director Loan Committee.

         Registrant announced Mr. Munson's election by means of a press release dated June 5, 2006, a copy of which is attached to this report as Exhibit 99.1



Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

            (c)   Exhibits.

                  99.1     Press Release



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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Pacific State Bancorp
                                       (Registrant)


Date:  June 06, 2006                   By: /s/ JO ANNE ROBERTS
                                           -------------------------------------
                                           Jo Anne Roberts
                                           Chief Financial Officer

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